[DPR Letterhead]


                                 March 16, 1998

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

          Re:   PIMCO Funds: Pacific Investment Management Series

Dear Sirs:

         We have acted as counsel to PIMCO Funds d/b/a PIMCO Funds: Pacific Investment Management Series, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by the Municipal Bond Fund, a series of the Trust, of the assets of the Tax Exempt Fund, a series of PIMCO Funds: Multi-Manager Series, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission.

         We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

         On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust upon transfer of the assets of the Tax Exempt Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.


                                             Very truly yours,



                                             /s/ Dechert Price & Rhoads